THIRD CREDIT AGREEMENT MODIFICATION AGREEMENT

THIS AGREEMENT made as of the 7th day of October, 2013

BETWEEN:

ATNA RESOURCES LTD., a corporation organized and existing under the laws of the Province of British Columbia

(together with its successors and permitted assigns, the “Borrower”)

AND:

CANYON RESOURCES CORPORATION, a corporation organized and existing under the laws of the State of Delaware

(together with its successors and permitted assigns, “CRC”)

AND:

ATNA RESOURCES INC., a corporation organized and existing under the laws of the State of Nevada

(together with its successors and permitted assigns, “ARI”)

AND:

CR BRIGGS CORPORATION, a corporation organized and existing under the laws of the State of Colorado

(together with its successors and permitted assigns, “CR Briggs”, and with CRC and ARI, collectively, the “Guarantors”)

AND:

SPROTT RESOURCE LENDING PARTNERSHIP, a general partnership organized and existing under the laws of the Province of Ontario

(together with its successors and permitted assigns, the “Lender”)

RECITALS:

WHEREAS the Borrower, the Guarantors and the Lender entered into a credit agreement dated as of August 31, 2011 in respect of a $20,000,000 senior secured credit facility granted by the Lender in favour of the Borrower (the “Credit Agreement”).

WHEREAS the Borrower, the Guarantors and the Lender entered into a credit agreement modification agreement dated as of February 15, 2012 (the “Credit Agreement Modification Agreement”) pursuant to which the parties thereto agreed to amend the Credit Agreement to change the mandatory prepayments contemplated in Section 3.2 of the Credit Agreement, to increase the amount of Permitted Indebtedness as it relates to Purchase Money Obligations and Capital Lease Obligations of the Credit Parties to $20,000,000 and to extend the Stated Maturity Date to August 31, 2013.

WHEREAS the Borrower, the Guarantors and the Lender entered into a second credit agreement modification agreement dated as of March 15, 2013 (the “Second Credit Agreement Modification Agreement”) pursuant to which the parties thereto agreed to further amend the Credit Agreement to further extend the Stated Maturity Date to August 29, 2014, to provide for the payment of an extension bonus in respect thereof, to amend the prepayment terms and to amend certain negative covenants, including in respect of Permitted Indebtedness and Permitted Encumbrances.

WHEREAS the Borrower and the Guarantors have requested that the Lender agree to further amend the Credit Agreement to (i) further extend the Stated Maturity Date to November 30, 2014, (ii) increase the interest rate applicable to all outstanding amounts under the Facility to 12% per annum, (iii) provide for additional mandatory principal prepayments commencing January 31, 2014, (iv) provide for the issuance of a common share bonus to the Lender, (v) provide for additional security to be granted over the Briggs Project (as later defined), and (vi) amend certain other covenants contained in the Credit Agreement, all in accordance with and subject to the terms of this Agreement.

AGREEMENTS:

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the Borrower, the Guarantors and the Lender, the Borrower, the Guarantors and the Lender agree as follows:

ARTICLE 1

INTERPRETATION

Definitions

1.1	In this Agreement, unless there is something in the subject matter or context inconsistent therewith, all terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement, as amended.

1.2	Section 1.1 of the Credit Agreement is hereby amended by:

(a)	deleting the definition of “Guarantors” in its entirety and replacing it with the following:

“Guarantors” means, collectively, CRC, ARI and CR Briggs, and their respective successors and permitted assigns;”;

(b)	deleting the definition of “Secured Assets” in its entirety and replacing it with the following:

“Secured Assets” means all of the assets now owned or hereafter acquired by the Credit Parties, except for the shares of all Subsidiaries of CRC other than ARI and CR Briggs;’’; and

(c)	deleting the definition of “Security Documents” in its entirety and replacing it with the following:

“Security Documents” means, collectively, the security and other agreements and documents listed in Schedule B hereto and delivered pursuant to Article 4 of this Agreement, and all additional security and other agreements and documents delivered by any Credit Party pursuant to any amendment, modification or renewal of this Agreement;”

(d)	deleting the definition of “Sureties” in its entirety and replacing it with the following:

“Sureties” means the Lexon Insurance surety bonds more particularly described in Schedule D;”.

1.3	Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions:

(a)	“Briggs Project” has the meaning attributed to such term in Schedule E hereto; and

(b)	“Non-core Assets” means the assets of the Credit Parties not subject to the Security Interest granted to and in favour of the Lender pursuant to the Security Documents.

1.4	The definition of Facility Documents shall for all purposes include this Agreement, the Additional Security Documents and all documents and instruments delivered hereunder and thereunder.

Governing Law

1.5	This Agreement shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract. The parties hereby irrevocably attorn to the non-exclusive jurisdiction of the Courts of the Province of British Columbia.

Time of Essence

1.6	Time shall be of the essence in all respects of this Agreement.

ARTICLE 2

CREDIT AGREEMENT SCHEDULES

Schedules

2.1	Schedule A to the Credit Agreement is hereby amended by deleting that Schedule in its entirety and replacing it with Schedule A hereto.

2.2	Schedule B to the Credit Agreement is hereby amended by deleting that Schedule in its entirety and replacing it with Schedule B hereto.

2.3	Schedule D to the Credit Agreement is hereby amended by deleting that Schedule in its entirety and replacing it with Schedule C hereto.

ARTICLE 3

ACKNOWLEDGMENTS, REPRESENTATIONS AND WARRANTIES

Outstanding Facility Balance

3.1	The Credit Parties acknowledge and confirm that the outstanding principal balance of the Facility as at the date of this Agreement is $17,500,000.

Representations and Warranties

3.2	Subject to the amendments to the Schedules to the Credit Agreement contemplated in Article 2, the Credit Parties hereby reaffirm and restate each of the representations and warranties set out in Article 6 of the Credit Agreement as at the date of this Agreement, except that:

(a)	with reference to the representation and warranty set out at subsection 6.1(g) of the Credit Agreement there are as at the date of this Agreement 182,215,706 Common Shares issued and outstanding as fully paid and non-assessable shares in the capital of the Borrower;

(b)	with reference to the representations and warranties set out at subsections 6.1(f)(ii) and 6.1(aa), CR Briggs received a Notice of Violation in June 2013 in connection with the fact that one of its four stationary diesel generators does not meet State of California emissions standards for diesel airborne toxic control measures;

(c)	with reference to the representations and warranties set out at subsections 6.1(p) and 6.1(ff) the granting of the additional security encumbering the assets of CR Briggs as contemplated under this Agreement is contrary to the restrictive covenants under the Gold Participating Bonds; and

(d)	with reference to the representations and warranties set out at subsections 6.1(ii) DMC Mining Services Corporation has filed a lien against the Pinson Project described in the Notice of Lien filed in the office of the Humboldt County Recorder, Nevada, on September 20, 2013 under No. 2013 4254, securing an outstanding balance of US$1,370,791.42.

No Default or Events of Default

3.3	No event or circumstance has occurred since the date of the Credit Agreement which could be construed as a Default or an Event of Default, and the Credit Parties have and continue to fulfill all of their respective covenants and other obligations under each of the Facility Documents, except, with reference to Section 8.1(o) of the Credit Agreement, the Borrower has suspended the further exploration and development of the Pinson Project resulting in a material delay in the Pinson Project’s development and achievement of Commercial Production.

Limited Waiver of Event of Default

3.4	The Lender hereby waives the Event of Default caused under Section 8.1(k) of the Credit Agreement by virtue of the granting of security by CR Briggs contemplated by this Agreement, provided however, that if the indebtedness under the Gold Bonds is accelerated or if for any reason enforcement action is initiated by or on behalf of the holders of the Gold Bonds, it shall be an Event of Default if the indebtedness under the Gold Bonds has not been paid or satisfied in full, whether from the Escrow Proceeds or otherwise, on or before the date which is fourteen days from any such acceleration or enforcement actions.

Guarantors’ Acknowledgments

3.5	CRC and ARI hereby acknowledge and confirm their continuing covenant and agreement under each of the Facility Documents to which they are a party, including their respective guarantees dated effective August 31, 2011 (the “Guarantees”) delivered in connection with the execution and delivery of the Credit Agreement and all security therefor. Notwithstanding any term of any Facility Documents to the contrary, CRC and ARI hereby confirm that the Guarantees and all security therefor secures the payment and performance by the Borrower to the Lender of all obligations and amounts owing by the Borrower to the Lender pursuant to the Credit Agreement, as amended, including all principal, interest and other amounts, and constitute legal, valid and binding obligations of CRC and ARI, enforceable against CRC and ARI in accordance with their terms.

ARTICLE 4

STATED MATURITY DATE

Stated Maturity Date

4.1	The definition of “Stated Maturity Date” set out in Section 1.1 of the Credit Agreement, as previously amended by Section 2.2 of the Credit Agreement Modification Agreement and Section 3.1 of the Second Credit Agreement Modification Agreement, shall be further amended by deleting that paragraph in its entirety and replacing it with the following:

“Stated Maturity Date” means “November 30, 2014”.

Promissory Note

4.2	Concurrently with the execution and delivery of this Agreement, the Borrower shall execute and deliver to the Lender a replacement promissory note in the form attached as Schedule D hereto, and, coincident with such delivery, the Lender will surrender to the Borrower the previous promissory note which is being replaced.

ARTICLE 5

INTEREST RATE

Interest Rate

5.1	Section 2.6 of the Credit Agreement is hereby amended by deleting that paragraph in its entirety and replacing it with the following:

“Interest shall accrue on the Principal Amount of the Advance from the Closing Date (as defined in the Third Credit Agreement Modification Agreement dated as of October 7, 2013 between the Credit Parties and the Lender, as well as on all overdue amounts outstanding in respect of interest, costs or other fees or expenses payable hereunder, at the rate of twelve percent (12.00%) per annum, calculated daily and compounded monthly (effective annual rate of 12.68%), and shall be payable by the Borrower to the Lender monthly on the last Business Day of every month, before as well as after maturity, default and judgment. The Borrower covenants and agrees to establish and maintain throughout the term of the Facility a pre-authorized electronic debit arrangement with a financial institution on terms satisfactory to the Lender, pursuant to which all payments coming due to the Lender shall be made.”.

ARTICLE 6

EXTENSION BONUS

Extension Bonus

6.1	In consideration for the Lender entering into this Agreement, on the Closing Date the Borrower covenants and agrees to pay to the Lender, or as the Lender may direct, a $1,050,000 extension bonus in the form of 6,562,500 Common Shares issued at a deemed price of $0.16 per Common Shares (the “Extension Bonus Shares”). The Extension Bonus Shares shall have a maximum hold period under Applicable Securities Laws of four months and one day from their date of issuance.

ARTICLE 7

PREPAYMENT

Mandatory Prepayments

7.1	In addition to all other prepayment obligations, the Borrower covenants and agrees to make principal prepayments of the Facility in the amount of $500,000 each on the last Business Day of every calendar month, commencing January 31, 2014.

7.2	Section 3.3 of the Credit Agreement, as amended by Section 3.7 of the Second Credit Agreement Modification Agreement, is hereby amended by deleting that paragraph in its entirety.

7.3	Section 3.2(a) of the Credit Agreement is hereby amended by deleting that paragraph in its entirety and replacing it with the following:

“(a) any of the Credit Parties or any of their direct or indirect Subsidiaries shall sell or otherwise dispose of any Secured Assets outside of the ordinary course of business, the Credit Parties shall pay or cause to be paid all cash proceeds of such sales or other dispositions of assets, net of reasonable selling costs and satisfaction of any outstanding Purchase Money Obligations in respect of such assets, to the Lender, to be applied on account of the outstanding Principal Amount and all accrued but unpaid interest, bonus and other costs, fees or charges payable hereunder from time to time, provided that: (i) all payments to the Lender pursuant to this Section 3.2(a) shall be made monthly, on the last Business Day of each month, unless the amount payable is equal to or exceeds $100,000 in the aggregate, in which case such payment shall be made forthwith, and (ii) the Lender hereby waives any prepayment fees that would otherwise arise on such prepayments;

7.4	Section 3.2 of the Credit Agreement is hereby amended by adding a new paragraph (a.1) as follows:

“(a.1) any of the Credit Parties or any of their direct or indirect Subsidiaries shall sell or otherwise dispose of any Non-core Assets, the Credit Parties shall pay or cause to be paid 75% of all cash proceeds of such sales or other dispositions of Non-core Assets, net of reasonable selling costs and satisfaction of any outstanding Purchase Money Obligations in respect of such assets, to the Lender, to be applied on account of the outstanding Principal Amount and all accrued but unpaid interest, bonus and other costs, fees or charges payable hereunder from time to time. All payments to the Lender pursuant to this Section 3.2(a.1) shall be made monthly, on the last Business Day of each month, unless the amount payable is equal to or exceeds $100,000 in the aggregate, in which case such payment shall be made forthwith;”.

ARTICLE 8

COVENANTS

Positive Covenants

8.1	The Borrower covenants and agrees to:

(a)	raise aggregate net cash proceeds of not less than $5,000,000 on or before March 31, 2014 through any combination of sales of Non-core Assets of the Credit Parties on terms satisfactory to the Lender, acting reasonably, and the completion of one or more equity financings; and

(b)	from and after February, 2014, maintain continuous minimum working capital, comprised of consolidated current assets of the Borrower less consolidated current liabilities of the Borrower, of not less than $1,000,000 (“Required Working Capital”), and to provide the Lender with a detailed accounting of same monthly, within ten Business Days after the end of each calendar month, provided that the Lender acknowledges and agrees that such reports will, as a result of ordinary and customary business operations and accounting practices, be subject to refinement and adjustment subsequent to their having been provided to the Lender. Required Working Capital will be tested on a monthly basis using the reporting provided by the Borrowers and information derived from the Borrower’s quarterly financial statements.

Negative Covenants

8.2	Section 7.2 of the Credit Agreement is hereby amended by adding a new paragraph (v) as follows:

“(v)        cause or permit any of the Credit Parties to undertake any new projects, exploration or development, except for:

(i)        projects required to support existing production operations at the Briggs Project;

(ii)       completion of the Pinson Project open pit feasibility study, provided that expenditures in relation thereto do not exceed $200,000 in the aggregate between September 30, 2013 and November 30, 2014;

(iii)       restart analysis of the Pinson Project underground operations, provided that expenditures in relation thereto do not exceed $150,000 in the aggregate between September 30, 2013 and November 30, 2014; and

(iv)      re-costing analysis of the Reward mine, provided that expenditures in relation thereto do not exceed $150,000 in the aggregate between September 30, 2013 and November 30, 2014,

provided that, if the Borrower raises additional capital through the completion of one or more equity financings, and the stated use of proceeds of such financings are said to be for the Pinson Project or the Reward mine project, then, subject to the Lender’s consent, such consent not to be unreasonably withheld, the spending limits set out in this section 7.2 for each such project will be raised by the amount of such financing proceeds allocated to that project.”.

ARTICLE 9

ADDITIONAL SECURITY

Grant of Additional Security

9.1	In consideration for the mutual premises set forth in this Agreement, the Credit Parties hereby covenant and agree to grant to and in favour of the Lender the following additional security:

(a)	a guaranty of CR Briggs;

(b)	a share pledge agreement of CRC, pursuant to which CRC will pledge and grant a first priority security interest in favour of the Lender over all of the issued and outstanding shares in the capital of CR Briggs;

(c)	a security agreement of CR Briggs, pursuant to which CR Briggs will grant to and in favour of the Lender a security interest over all of its present and after-acquired personal property; and

(d)	a deed of trust of CR Briggs in respect of the Briggs Project,

each in form and on terms satisfactory to the Lender (collectively, the “Additional Security Documents’).

Escrow of Outstanding Gold Participating Bond Payment Obligations

9.2	On the Closing Date, the Borrower shall deposit $1,100,000 (the “Escrow Proceeds”) with the Borrower’s Counsel, in trust, to be held by the Borrower’s Counsel pursuant to an escrow agreement in the form attached as Schedule F hereto, which will provide for the release of the Escrow Proceeds (or such lesser portion of the Escrow Proceeds as may be required to satisfy all obligations under the Gold Participating Bonds) to the holders of the Gold Participating Bonds, or the trustee thereof, in accordance with the terms of the Gold Participating Bonds (on the earlier of the due dates and any acceleration after default), with any remaining proceeds being released to the Borrower after December 31, 2013.

Permitted Indebtedness

9.3	The definition of “Permitted Indebtedness” set out in Section 1.1 of the Credit Agreement is hereby amended by:

(a)	deleting paragraph (b) and paragraph (c) (as previously amended by Section 2.3 of the Credit Agreement Modification Agreement and Section 3.8 of the Second Credit Agreement Modification Agreement) and replacing it with the following new paragraph (b):

“(b)     until December 31, 2013, Indebtedness in an aggregate amount of up to $10,500,000, and thereafter, Indebtedness in an aggregate amount of up to $10,000,000, in respect of Equipment Financing Notes, Capital Leases, the Sureties, Purchase Money Obligations, Capital Lease Obligations and the Gold Participating Bonds, incurred by the Credit Parties and further provided that in the case of Purchase Money Obligations and Capital Lease Obligations, such Indebtedness is secured only by Security Interests granted over all or any portion of the assets acquired pursuant to such Purchase Money Obligations and Capital Lease Obligations;”,and

(b)	deleting subparagraphs (g) and (h) in their entirety and replacing them with the following:

(c)	“(g) any Indebtedness incurred in the ordinary course of business through financing of corporate insurance policies, reclamation bonds and sureties acquired after the date hereof when required by a utility or Governmental Authority in connection with the operations the Pinson Project or the Briggs Project; and

(h)     any Indebtedness incurred in the ordinary course of business through financing of corporate insurance policies, reclamation bonds and sureties reclamation bonds and sureties acquired after the date hereof when required by a utility or Governmental Authority in connection with the operations of projects other than the Pinson Project or the Briggs Project, provided the aggregate amount of such Indebtedness does not exceed $1,000,000”;

Permitted Encumbrances

9.4	The definition of “Permitted Encumbrances” set out in Section 1.1 of the Credit Agreement is hereby amended by:

(a)	adding a new paragraph (p) as follows:

“(p)     any Security Interest granted by CR Briggs over all or any portion of assets comprising the Briggs Project securing the obligations of Canyon Resources (Jersey) Limited under or in respect of the Gold Participating Bonds, securing an aggregate maximum principal amount of up to $1,100,000;”; and

(b)	adding a new a subparagraph (q) as follows:

“(q)     until December 31, 2013, amounts owing under the lien recorded by DMC Mining Services Corporation against the Pinson Project described in the Notice of Lien filed in the office of the Humboldt County Recorder, Nevada, on September 20, 2013 under No. 2013 4254, up to a maximum amount of US$1,400,000;”.

ARTICLE 10

CONDITIONS PRECEDENT

Conditions Precedent to the Effectiveness of this Agreement

10.1	The effectiveness of this Agreement is subject to and conditional upon the following conditions precedent being satisfied, fulfilled or otherwise met to the satisfaction of the Lender on or before October 18, 2013 (in this Agreement, the “Closing Date”):

(a)	receipt by the Lender of the following documents, each in full force and effect, and in form and substance satisfactory to the Lender:

(i)	executed copies of the Additional Security Documents;

(ii)	certificates representing the Extension Bonus Shares;

(iii)	certificates of status or other similar type of evidence for each of the Credit Parties from all Relevant Jurisdictions;

(iv)	certified copies of the Constating Documents of each of the Credit Parties;

(v)	certified copies of all Material Contracts in respect of the Briggs Project;

(vi)	certified copies of the directors’ resolutions of each of the Credit Parties with respect to its authorization, execution and delivery of this Agreement and the Additional Security Documents to which it is a party;

(vii)	certificates of officers of each of the Credit Parties as to corporate matters and certifying that (A) all of the representations and warranties of each of the Credit Parties contained herein or in any other Facility Document are true and correct on and as of the Closing Date, and (B) no Default or Event of Default has occurred and is continuing;

(viii)	all regulatory approvals, including any required approvals of the Canadian Exchange or the American Exchange, of the transactions contemplated herein;

(ix)	releases, discharges and postponements (in registrable form where appropriate) covering all Security Interests or other encumbrances affecting the Secured Assets which are not Permitted Encumbrances, if any, or an undertaking satisfactory to the Lender to provide such releases, discharges and postponements;

(x)	opinions of the counsel to the Credit Parties relating to, among other things, the subsistence of each of the Credit Parties, and the due authorization, execution, delivery and enforceability of the Facility Documents delivered in connection with this Agreement;

(xi)	title opinions prepared by the Credit Parties’ counsel with respect to the Briggs Project, including satisfactory searches of all mineral rights and other interests of each of the Credit Parties in respect of the Briggs Project; and

(xii)	such other documents, certificates, opinions and agreements which the Lender may reasonably require;

(b)	the Lender, acting reasonably, shall have completed and be satisfied with its financial, business, environmental, tax and other due diligence review of the Credit Parties and the Briggs Project, including, without limitation, its review of all feasibility studies, mine plans, budgets, pro forma financial statements and all Material Contracts and other documents in respect of the Briggs Project;

(c)	evidence that all Security Interests pursuant to the Additional Security Documents have been duly perfected and registered in all Relevant Jurisdictions and any other relevant jurisdiction as required by the Lender and the Lender’s Counsel;

(d)	the Lender shall have received the approval of its credit committee and other required authorizations, including the approval of its partners;

(e)	as at the Closing Date, the Lender shall be satisfied that no event or circumstance shall have occurred or exist that, in the Lender’s sole and absolute discretion, could reasonably be expected to have a Material Adverse Effect on any of the Credit Parties; and

(f)	there shall be no other Security Interest or other liens, claims or encumbrances whatsoever, which rank equal to or in priority to the Lender’s security, other than Permitted Encumbrances.

10.2	The conditions in Section 10.1 are inserted for the sole benefit of the Lender and may be waived by the Lender, in whole or in part, with or without conditions, as the Lender may determine in its sole and absolute discretion.

ARTICLE 11

MISCELLANEOUS

Binding Effect

11.1	This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Borrower, the Guarantors and the Lender and their respective successors and assigns.

Entire Agreement

11.2	This Agreement amends and modifies the Credit Agreement, as previously amended, and together with the other Facility Documents reflect the entire agreement between the Credit Parties and the Lender with respect to the matters set forth herein and therein and supersedes any prior agreements, commitments, drafts, communication, discussions and understandings, oral or written, with respect thereto. All references to the “Credit Agreement” in each of the Facility Documents shall be deemed for all purposes hereafter to refer to the “Credit Agreement, as amended”.

Amendments

11.3	This Agreement may only be amended or modified by further written instrument, executed and delivered by each of the parties hereto.

Legal Fees

11.4	The Borrower shall pay to the Lender all of the Lender’s reasonable legal fees (on a solicitor and own client basis) and other costs, charges and expenses (including due diligence expenses) of and incidental to the preparation, execution and completion of this Agreement. If not paid within thirty (30) days of demand, such amount will be added to and form part of the principal amount of the Facility and shall accrue interest from the date of demand as if it had been advanced by the Lender to the Borrower hereunder.

Further Assurances

11.5	The Credit Parties shall provide the Lender with such further documents, instruments and assurances as the Lender may reasonably require to complete the transactions contemplated herein.

Counterparts and Facsimile

11.6	This Agreement may be executed in counterparts and by electronic transmission of an authorized signature and each such counterpart shall be deemed to form part of one and the same document.

[signature pages follow]

IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hands of their proper officers duly authorized in that behalf.

ATNA RESOURCES LTD.

Per:	/s/ James Hesketh
Authorized Signatory

Per:	/s/ Rodney D. Gloss
Authorized Signatory

CANYON RESOURCES CORPORATION

Per:	/s/ James Hesketh
Authorized Signatory

Per:	/s/ Rodney D. Gloss
Authorized Signatory

ATNA RESOURCES INC.

Per:	/s/ James Hesketh
Authorized Signatory

Per:	/s/ Rodney D. Gloss
Authorized Signatory

CR BRIGGS CORPORATION

Per:	/s/ James Hesketh
Authorized Signatory

Per:	/s/ Rodney D. Gloss
Authorized Signatory

SPROTT RESOURCE LENDING

PARTNERSHIP by its managing partner

Sprott Lending Consulting Limited

Partnership, by its general partner

Sprott Lending Consulting GP Inc.

Per:	/s/ [Illegible]
Authorized Signatory

Per.	/s/ [Illegible]
Authorized Signatory

FOURTH CREDIT AGREEMENT MODIFICATION AGREEMENT

THIS AGREEMENT made as of the 10th day of December, 2013

BETWEEN:

ATNA RESOURCES LTD., a corporation organized and existing under the laws of the Province of British Columbia

(together with its successors and permitted assigns, the “Borrower”)

AND:

CANYON RESOURCES CORPORATION, a corporation organized and existing under the laws of the State of Delaware

(together with its successors and permitted assigns, “CRC”)

AND:

ATNA RESOURCES INC., a corporation organized and existing under the laws of the State of Nevada

(together with its successors and permitted assigns, “ARI”)

AND:

CR BRIGGS CORPORATION, a corporation organized and existing under the laws of the State of Colorado

(together with its successors and permitted assigns, “CR Briggs”, and with CRC and ARI, collectively, the “Guarantors”)

AND:

SPROTT RESOURCE LENDING PARTNERSHIP, a general partnership organized and existing under the laws of the Province of Ontario

(together with its successors and permitted assigns, the “Lender”)

RECITALS:

WHEREAS the Borrower, the Guarantors and the Lender entered into a credit agreement dated as of August 31, 2011 in respect of a $20,000,000 senior secured credit facility granted by the Lender in favour of the Borrower (the “Credit Agreement”).

WHEREAS the Borrower, the Guarantors and the Lender entered into a credit agreement modification agreement dated as of February 15, 2012 (the “Credit Agreement Modification Agreement”) pursuant to which the parties thereto agreed to amend the Credit Agreement to change the mandatory prepayments contemplated in Section 3.2 of the Credit Agreement, to increase the amount of Permitted Indebtedness as it relates to Purchase Money Obligations and Capital Lease Obligations of the Credit Parties to $20,000,000 and to extend the Stated Maturity Date to August 31, 2013.

Execution Copy

WHEREAS the Borrower, the Guarantors and the Lender entered into a second credit agreement modification agreement dated as of March 15, 2013 (the “Second Credit Agreement Modification Agreement”) pursuant to which the parties thereto agreed to further amend the Credit Agreement to further extend the Stated Maturity Date to August 29, 2014, to provide for the payment of an extension bonus in respect thereof, to amend the prepayment terms and to amend certain negative covenants, including in respect of Permitted Indebtedness and Permitted Encumbrances.

WHEREAS the Borrower and the Guarantors entered into a third credit agreement modification agreement dated as of October 7, 2013 (the “Third Credit Agreement Modification Agreement”) pursuant to which the parties agreed to further amend the Credit Agreement to (i) further extend the Stated Maturity Date to November 30, 2014, (ii) increase the interest rate applicable to all outstanding amounts under the Facility to 12% per annum, (iii) provide for additional mandatory principal prepayments commencing January 31, 2014, (iv) provide for the issuance of a common share bonus to the Lender, (v) provide for additional security to be granted over the Briggs Project (as later defined), and (vi) amend certain other covenants contained in the Credit Agreement.

WHEREAS as a result of delays in obtaining the approval of the Canadian Exchange for the issuance of the Extension Bonus Shares (as defined in the Third Credit Agreement Modification Agreement), the conditions precedent to the effectiveness of the Third Credit Agreement Modification Agreement were not satisfied by the date provided in the Third Credit Agreement Modification Agreement.

WHEREAS the Borrower and the Lender have agreed to modify the terms for payment of the Extension Bonus (as defined herein).

WHEREAS the Borrower has made arrangements for the full and final indefeasible repayment of the Gold Participating Bonds, including the segregation of sufficient funds in a separate bank account, for payment to the holders thereof on or before December 18, 2013, being the due date thereof.

WHEREAS the Borrower, the Guarantors and the Lender wish to modify and make the Third Credit Agreement Modification Agreement effective and to complete the transactions contemplated therein, subject to and in accordance with the terms and conditions of this Agreement.

AGREEMENTS:

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the Borrower, the Guarantors and the Lender, the Borrower, the Guarantors and the Lender agree as follows:

ARTICLE 1

INTERPRETATION

Definitions

1.1	In this Agreement, unless there is something in the subject matter or context inconsistent therewith, all terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement, as amended.

Governing Law

1.2	This Agreement shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract. The parties hereby irrevocably attorn to the non-exclusive jurisdiction of the Courts of the Province of British Columbia.

Execution Copy

Time of Essence

1.3	Time shall be of the essence in all respects of this Agreement.

ARTICLE 2

ACKNOWLEDGMENTS, REPRESENTATIONS AND WARRANTIES

Outstanding Facility Balance

2.1	The Credit Parties acknowledge and confirm that the outstanding principal balance of the Facility as at the date of this Agreement is $17,472,696.41.

Representations and Warranties

2.2	Subject to the amendments to the Schedules to the Credit Agreement contemplated in Article 2, the Credit Parties hereby reaffirm and restate each of the representations and warranties set out in Article 6 of the Credit Agreement as at the date of this Agreement, except that:

(a)	with reference to the representation and warranty set out at subsection 6.1(g) of the Credit Agreement there are as at the date of this Agreement 182,609,376 Common Shares issued and outstanding as fully paid and non-assessable shares in the capital of the Borrower;

(b)	with reference to the representations and warranties set out at subsections 6.1(f)(ii) and 6.1(aa), CR Briggs received a Notice of Violation in June 2013 in connection with the fact that one of its four stationary diesel generators does not meet State of California emissions standards for diesel airborne toxic control measures;

(c)	with reference to the representations and warranties set out at subsections 6.1(p) and 6.1(ff) the granting of the additional security encumbering the assets of CR Briggs as contemplated under this Agreement is contrary to the restrictive covenants under the Gold Participating Bonds; and

(d)	with reference to the representations and warranties set out at subsections 6.1(ii) DMC Mining Services Corporation has filed a lien against the Pinson Project described in the Notice of Lien filed in the office of the Humboldt County Recorder, Nevada, on September 20, 2013 under No. 2013 4254, securing an outstanding balance of US$1,370,791.42.

No Default or Events of Default

2.3	No event or circumstance has occurred since the date of the Credit Agreement which could be construed as a Default or an Event of Default, and the Credit Parties have and continue to fulfill all of their respective covenants and other obligations under each of the Facility Documents, except, with reference to Section 8.1(o) of the Credit Agreement, the Borrower has suspended the further exploration and development of the Pinson Project resulting in a material delay in the Pinson Project’s development and achievement of Commercial Production.

Guarantors’ Acknowledgments

2.4	CRC and ARI hereby acknowledge and confirm their continuing covenant and agreement under each of the Facility Documents to which they are a party, including their respective guarantees dated effective August 31, 2011 (the “Guarantees”) delivered in connection with the execution and delivery of the Credit Agreement and all security therefor. Notwithstanding any term of any Facility Documents to the contrary, CRC and ARI hereby confirm that the Guarantees and all security therefor secures the payment and performance by the Borrower to the Lender of all obligations and amounts owing by the Borrower to the Lender pursuant to the Credit Agreement, as amended, including all principal, interest and other amounts, and constitute legal, valid and binding obligations of CRC and ARI, enforceable against CRC and ARI in accordance with their terms.

Execution Copy

ARTICLE 3

EXTENSION BONUS

Extension Bonus

3.1	Section 6.1 of the Third Credit Agreement Modification Agreement is hereby amended by deleting that section in its entirety and replacing it with the following:

“6.1       In consideration for the Lender entering into this Agreement, on the Closing Date the Borrower covenants and agrees to pay to the Lender, or as the Lender may direct, a $1,050,000 extension bonus (the “Extension Bonus”) in the form of 6,562,500 Common Shares issued at a deemed price of $0.16 per Common Shares (the “Upfront Extension Bonus Shares”). The Upfront Extension Bonus Shares shall have a maximum hold period under Applicable Securities Laws of four months and one day from their date of issuance.

6.2         In the event that the Borrower is unable to obtain the conditional approval of the Canadian Exchange to the issuance of the Upfront Extension Bonus Shares on or before the Closing Date or such later date as the Lender may determine, the Borrower may elect to either:

(a)     pay the Extension Bonus in cash on the Maturity Date; or

(b)     provided that the Borrower shall have received and provided evidence satisfactory to the Lender of all applicable regulatory approvals, including the conditional approval of the Canadian Exchange, pay the Extension Bonus on the Maturity Date in the form of Common Shares issued at a deemed price equal to a 10% discount to the 10 day volume weighted average trading price of such Common Shares as they trade on the Canadian Exchange immediately prior to the Maturity Date (the “Backend Extension Bonus Shares”). The Backend Extension Bonus Shares shall have a maximum hold period under Applicable Securities Laws of four months and one day from their date of issuance.

6.3         For greater certainty, the Upfront Extension Bonus Shares shall not be payable if the Extension Bonus is paid pursuant to Section 6.2.”.

ARTICLE 4

ADDITIONAL SECURITY

Escrow of Outstanding Gold Participating Bond Payment Obligations

4.1	Subject to the Borrower making a full and final indefeasible repayment of all obligations outstanding in respect of the Gold Participating Bonds on or before December 31, 2013, the Lender waives the requirements set out in Section 9.2 of the Third Credit Agreement Modification Agreement to deposit the Escrow Proceeds with the Borrower’s Counsel, in trust, as contemplated therein. If the full and final indefeasible repayment of all obligations outstanding in respect of the Gold Participating Bonds is not made by the Borrower on or before December 31, 2013, the Borrower covenants and agrees to deposit the Escrow Proceeds with the Borrower’s Counsel, in trust, pursuant to an escrow agreement substantially in the form attached as Schedule F to the Third Credit Agreement Modification Agreement, subject a modification to provide that, except with the prior written consent of the Lender, the Escrow Proceeds must be released to the Gold Participating Bond holders, or the trustee thereunder, in full and final repayment thereof, on or before March 31, 2014.

Execution Copy

ARTICLE 5

CONDITIONS PRECEDENT

Conditions Precedent to the Effectiveness of the Third Credit Agreement Modification Agreement

5.1	Section 10.1 of the Third Credit Agreement Modification Agreement is hereby amended by deleting reference in the third line to “October 18, 2013” and replacing that with “December 31, 2013”.

5.2	Section 10.1(a)(ii) of the Third Credit Agreement Modification Agreement is hereby amended by deleting that section in its entirety and replacing it with the following:

“(ii)     certificates representing the Extension Bonus Shares, if the Extension Bonus Shares are delivered pursuant to Section 6.1;”.

5.3	Section 10.1(a)(viii) of the Third Credit Agreement Modification Agreement is hereby amended by deleting that section in its entirety and replacing it with the following:

“(viii)     all regulatory approvals, including any required approvals of the Canadian Exchange or the American Exchange (if the Extension Bonus Shares are delivered pursuant to Section 6.1), of the transactions contemplated herein;”.

ARTICLE 6

CREDIT AGREEMENT SCHEDULES

Schedules

6.1	Schedule D to the Third Credit Agreement Modification Agreement is hereby amended by deleting that Schedule in its entirety and replacing it with Schedule A hereto.

ARTICLE 7

MISCELLANEOUS

Binding Effect

7.1	This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Borrower, the Guarantors and the Lender and their respective successors and assigns.

Entire Agreement

7.2	This Agreement amends and modifies the Credit Agreement, as previously amended, and the Third Credit Agreement Modification Agreement, and together with the other Facility Documents reflects the entire agreement between the Credit Parties and the Lender with respect to the matters set forth herein and therein and supersedes any prior agreements, commitments, drafts, communication, discussions and understandings, oral or written, with respect thereto. All references to the “Credit Agreement” in each of the Facility Documents shall be deemed for all purposes hereafter to refer to the “Credit Agreement, as amended”.

Amendments

7.3	This Agreement may only be amended or modified by further written instrument, executed and delivered by each of the parties hereto.

Execution Copy

Legal Fees

7.4	The Borrower shall pay to the Lender all of the Lender’s reasonable legal fees (on a solicitor and own client basis) and other costs, charges and expenses (including due diligence expenses) of and incidental to the preparation, execution and completion of this Agreement. If not paid within thirty (30) days of demand, such amount will be added to and form part of the principal amount of the Facility and shall accrue interest from the date of demand as if it had been advanced by the Lender to the Borrower hereunder.

Further Assurances

7.5	The Credit Parties shall provide the Lender with such further documents, instruments and assurances as the Lender may reasonably require to complete the transactions contemplated herein.

Counterparts and Facsimile

7.6	This Agreement may be executed in counterparts and by electronic transmission of an authorized signature and each such counterpart shall be deemed to form part of one and the same document.

[signature pages follow]

Execution Copy

IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hands of their proper officers duly authorized in that behalf.

ATNA RESOURCES LTD.

Per:	/s/ James Hesketh
Authorized Signatory

Per:	/s/ Rodney D. Gloss
Authorized Signatory

CANYON RESOURCES CORPORATION

Per:	/s/ James Hesketh
Authorized Signatory

Per:	/s/ Rodney D. Gloss
Authorized Signatory

ATNA RESOURCES INC.

Per:	/s/ James Hesketh
Authorized Signatory

Per:	/s/ Rodney D. Gloss
Authorized Signatory

CR BRIGGS CORPORATION

Per:	/s/ James Hesketh
Authorized Signatory

Per:	/s/ Rodney D. Gloss
Authorized Signatory

Execution Copy

SPROTT RESOURCE LENDING

PARTNERSHIP by its managing partner

Sprott Lending Consulting Limited

Partnership, by its general partner

Sprott Lending Consulting GP Inc.

Per:	/s/ [Illegible]
Authorized Signatory

Per:	/s/ [Illegible]
Authorized Signatory

Execution Copy